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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

    As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement of (1) our report dated January 23, 2001, on Cinergy Corp.'s consolidated financial statements, included in Cinergy Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000 and (2) our report dated June 25, 2001, included in the Cinergy Corp. Union Employees' 401(k) Plan's Annual Report on Form 11-K for the year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN
Cincinnati, Ohio	ARTHUR ANDERSEN LLP
November 7, 2001

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CONSENT OF INDEPENDENT AUDITORS